SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                             ---------------------


                                    FORM 8-K


             CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of report (date of earliest event reported): March 27, 2000



             PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED (Exact Name of Registrant as Specified in its Charter)

          SOUTH CAROLINA                   1-11429           56-2128483
       (State or Other Jurisdiction       (Commission       (IRS Employer
            of Incorporation)             File Number)     Identification No.)



      400 COX ROAD, P.O. BOX 1398,
       GASTONIA, NORTH CAROLINA
     (Address of Principal Executive                         28053-1398
     Offices)                                                (Zip Code)




                                 (704) 864-6731
                          Registrant's Telephone Number
                               Including Area Code


                                       N/A
           Former Name or Former Address, if Changed Since Last Report



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Item 4.           Changes in Registrant's Certifying Accountant

                  On March 27, 2000, Public Service Company of North Carolina, Incorporated (PSNC) informed Arthur Andersen LLP that the firm had been dismissed as PSNC's independent accountants. Arthur Andersen LLP's report on PSNC's financial statements for 1998 and 1999 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. During 1998, 1999, and the interim period from October 1, 1999 through March 27, 2000, there were no disagreements or "reportable events" as described in Items 304(a)(1)(iv) and (v) of Regulation S-K between PSNC and Arthur Andersen LLP.

                  PSNC has requested that Arthur Andersen LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. This Form 8-K will be amended to include a copy of such letter as an exhibit when received.

                  On February 10, 2000, SCANA completed its acquistion of PSNC. On March 27, 2000, Deloitte & Touche LLP, which serves as certifying accountant for SCANA and its other subsidiaries, was engaged to serve as certifying accountant for PSNC and its subsidiaries in 2000.

                  No approval or recommendation by PSNC's audit committee was obtained or is required in connection with the change in accountant.


Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits.

                  (c).   Exhibits.

                  (16). Letter re change in certifying accountant - to be filed by amendment.




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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                      Public Service Company of
                                       North Carolina, Incorporated



Date: April 3, 2000                   By: /s K.B. Marsh
                                          K.B. Marsh, Senior Vice President
                                          Chief Financial Officer and Controller
                                          (Principal financial and accounting
                                          officer)




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